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                                                                    Exhibit 99.3


(STEMCELLS LOGO)


StemCells, Inc. (Ticker: STEM, Exchange: NASDAQ)
News Release -- June 17, 2004
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              STEMCELLS RAISES $20 MILLION IN NEW EQUITY FINANCING

Palo Alto, Calif., June 17, 2004 -- StemCells, Inc. (NASDAQ: STEM) announced today that it has entered into a definitive agreement with institutional and other accredited investors with respect to the private placement of approximately 13,158,000 shares of its common stock at a purchase price of $1.52 per share, for gross proceeds of approximately $20,000,000. Investors will also receive warrants to purchase approximately 3,289,500 shares of common stock at an exercise price of $1.90 per share. C.E. Unterberg, Towbin LLC served as placement agent for the transaction.

The transaction is expected to be consummated within the next few days following satisfaction of certain customary closing conditions contained in the definitive transaction agreements.

"We are pleased by this private placement, and welcome a new and broad-based group of institutional investors who we believe will help us increase the Company's visibility in the investment community," said Martin McGlynn, StemCells Inc.'s President and Chief Executive Officer. "As we have previously announced, we intend to file our first IND with the FDA to begin clinical trials in Batten Disease, a rare but fatal neurodegenerative disorder, by the end of the first quarter of 2005. This infusion of new capital is one critical factor toward enabling us to initiate our first clinical trial in Batten disease in 2005. We estimate that this financing will provide sufficient capital to fund operations into 2006."

The securities offered in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. As part of the transaction, the company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the offering, including the shares of common stock issuable upon exercise of the warrants. This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein and is being issued under Rule 135c of the Securities Act of 1933.

ABOUT STEMCELLS INC.

StemCells, Inc. is a biotechnology company focused on the discovery, development and commercialization of stem cell-based therapies to treat diseases of the nervous system, liver, and pancreas. The Company's stem cell programs seek to repair or repopulate neural or other tissue that has been damaged or lost as a result of disease or injury. Further information about the Company is available on its web site at www.stemcellsinc.com.

Apart from statements of historical facts, the text of this press release constitutes forward-looking statements regarding, among other things, the future business operations of StemCells, Inc. ("the Company"). The forward-looking statements speak only as of the date of this news release. StemCells does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management's current views and are based on certain assumptions that may or may not ultimately prove valid. The Company's actual results may vary materially from those contemplated in the forward-looking statements due to risks and uncertainties to which the Company is subject, including uncertainties regarding the
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Company's ability to obtain the capital resources needed to continue its current research and development operations and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; the fact that the Company's stem cell technology is at the pre-clinical stage and has not yet led to the development of any proposed product; the uncertainty whether the Company will be able to file an IND in the time it projects and whether the FDA will permit it to proceed to clinical testing; the uncertainty whether the Company will achieve revenues from product sales or become profitable; uncertainties regarding the Company's obligations in regard to its former encapsulated cell therapy facilities in Rhode Island; and other factors that are described in Exhibit 99 to the Company's Annual Report on Form 10-K entitled "Cautionary Factors Relevant to Forward-Looking Statements."

Corporate Contact:                        Media/Investor Relations Contact:
StemCells, Inc.                           The Investor Relations Group
Martin McGlynn, President & CEO           Janet Vasquez/Jane Lin
650-475-3100, ext 108                     212-825-3210